Exhibit 99.1

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma consolidated financial statements give effect to the disposition of the printing and writing paper businesses and related forestlands.

Effective April 30, 2005, MeadWestvaco Corporation (“MeadWestvaco” or the “company” or “Seller”) completed the sale, through a combination of asset and stock transfers, of its printing and writing papers business (the “Business”), which consists primarily of mills located in Chillicothe, Ohio; Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky, and approximately 900,000 acres of forestlands in Illinois, Kentucky, Michigan, Missouri, Ohio and Tennessee, which provide wood to these mills (the “Forestlands”), to Escanaba Timber LLC (formerly Maple Acquisition LLC) (“Escanaba Timber” or “Purchaser”), a Delaware limited liability company. In consideration for the sale of the Business and the Forestlands, the Purchaser made a cash payment of $2.22 billion (subject to certain adjustments), and the Seller also received $100 million in aggregate principal amount of senior unsecured payable-in-kind promissory notes (fair value of $75 million) of a subsidiary of the purchaser. The promissory notes are floating rate notes that will bear interest at a rate of six-month LIBOR plus 700 basis points, which interest shall be payable-in-kind until maturity (8.5 years from the date of issuance) and shall compound semi-annually.

The unaudited pro forma consolidated statements of operations for the quarters ended March 31, 2005 and 2004 and for the years ended December 31, 2004, 2003 and 2002 are based on the historical consolidated statements of operations, and give effect to the disposition transaction as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet is based on the historical balance sheet as of March 31, 2005, and gives effect to the disposition transaction as if it had occurred on March 31, 2005.

The unaudited pro forma consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition. The unaudited pro forma consolidated statements of operations are presented for illustrative purposes and do not purport to represent what results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma consolidated financial statements, and the accompanying notes, should be read in conjunction with the company’s historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K as of December 31, 2004 and Quarterly Report on Form 10-Q as of March 31, 2005.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts	Quarter Ended March 31, 2004				Quarter Ended March 31, 2005
	Historical Balances	Pro Forma Adjustments		Pro Forma Balances	Historical Balances	Pro Forma Adjustments		Pro Forma Balances
Net sales	$1,314			$1,314	$1,373			$1,373

Cost of sales	1,100			1,100	1,148			1,148
Selling, general and administrative expenses	193			193	189			189
Interest expense	50			50	52			52
Other income, net	(68)	(3	)(a)	(71)	(40)	(4	)(a)	(44)

Income before income taxes	39	3		42	24	4		28
Income tax provision	13	1	(d)	14	7	1	(d)	8

Net income	$26	$2		$28	$17	$3		$20

Net income per share - basic and diluted:
Net income	$0.13			$0.14	$0.08			$0.10

Shares used to compute net income per share:
Basic	201.2			201.2	204.1			204.1
Diluted	202.7			202.7	205.9			205.9

See accompanying notes to unaudited pro forma consolidated financial statements.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts	Year Ended December 31, 2004				Year Ended December 31, 2003				Year Ended December 31, 2002
	Historical Balances	Pro Forma Adjustments		Pro Forma Balances	Historical Balances	Pro Forma Adjustments		Pro Forma Balances	Historical Balances	Pro Forma Adjustments		Pro Forma Balances
Net sales	$8,227	(2,167	)(b)	$6,060	$7,553	(1,987	)(b)	5,566	$7,242	(1,953	)(b)	5,289

Cost of sales	7,029	(2,104	)(b)	4,925	6,556	(1,963	)(b)	4,593	6,196	(1,958	)(b)	4,238
Selling, general and administrative expenses	882	(82	)(b)	800	865	(85	)(b)	780	856	(89	)(b)	767
Papers Group goodwill and asset impairments and other exit-related costs	710	(710	)(b)	—	—	—		—	—	—		—
Interest expense	278	(69	)(b)	209	292	(81	)(b)	211	310	(90	)(b)	220
Other (income) expense, net	(218)	6	(a)(b)	(212)	(134)	16	(a)(b)	(118)	(104)	15	(a)(b)	(89)

Income (loss) from continuing operations before income taxes	(454)	792		338	(26)	126		100	(16)	169		153
Income tax provision (benefit)	(105)	209	(c)	104	(48)	53	(d)	5	(11)	67	(d)	56

Income (loss) from continuing operations	$(349)	$583		$234	$22	$73		$95	$(5)	$102		$97

Income (loss) per share - basic and diluted:
Income (loss) from continuing operations	$(1.73)			$1.15	$0.11			$0.47	$(0.02)			$0.50

Shares used to compute income (loss) per share:
Basic	201.9			201.9	200.4			200.4	192.1			192.1
Diluted	201.9	(e	)	203.6	201.8	(e	)	201.8	192.1	(e	)	193.7

See accompanying notes to unaudited pro forma consolidated financial statements.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

	March 31, 2005
Dollars in millions	Historical Balances	Pro Forma Adjustments		Pro Forma Balances
ASSETS
Cash and cash equivalents	$207	2,033	(g)	$2,240
Accounts receivable, net	659			659
Inventories	793			793
Other current assets	169			169
Current assets of discontinued operations	594	(594	)(h)	—

Current assets	2,422	1,439		3,861

Property, plant, equipment and forestlands, net	4,630			4,630

Prepaid pension asset	1,056	(92	)(i)	964
Goodwill	556			556
Other assets	800	75	(j)	875
Non-current assets of discontinued operations	1,923	(1,923	)(k)	—

	$11,387	$(501)		$10,886

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$357			$357
Accrued expenses	725	191	(f)	916
Notes payable and current maturities of long-term debt	218			218
Current liabilities of discontinued operations	247	(247	)(l)	—

Current liabilities	1,547	(56)		1,491

Long-term debt	3,245			3,245
Other long-term obligations	674	(38	)(m)	636
Deferred income taxes	1,481	(213	)(f)(n)	1,268
Long-term debt of discontinued operations	145	(145	)(o)(g)	—

Commitments and contingencies

Shareholders’ equity:
Common stock	2			2
Additional paid-in capital	3,977			3,977
Retained earnings	341	(49	)(p)	292
Accumulated other comprehensive loss	(25)	—		(25)

	4,295	(49)		4,246

	$11,387	$(501)		$10,886

See accompanying notes to unaudited pro forma consolidated financial statements.

1. Basis of Pro Forma Presentation

These unaudited pro forma consolidated statements of operations for the quarters ended March 31, 2005 and 2004 and for the years ended December 31, 2004, 2003 and 2002, are based on the historical consolidated statements of operations, and give effect to the disposition transaction as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet is based on the historical balance sheet as of March 31, 2005, and gives effect to the disposition transaction as if it had occurred on March 31, 2005.

These unaudited pro forma consolidated financial statements are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition. The unaudited pro forma consolidated statements of operations are presented for illustrative purposes and do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma consolidated financial statements, and the accompanying notes, should be read in conjunction with the company’s historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K as of December 31, 2004 and Quarterly Report on Form 10-Q as of March 31, 2005.

2. Pro Forma Adjustments

Pro forma adjustments to the consolidated statements of operations and consolidated balance sheet are as follows:

a)	To record interest income associated with the $100 million promissory note discussed in the introductory paragraph. Amounts for each annual period presented are as follows: 2004 - $15 million; 2003 - $13 million; 2002 - $12 million. A Fluctuation in the interest rate associated with the note of one-eighth percent would change the pro forma interest income by approximately $0.1 million.

b)	To reflect pro forma adjustments to separate the discontinued Paper business and related Forestlands

c)	Reflects income tax benefit for discontinued operations that is below the statutory rate due to no tax effect for the goodwill impairment charge taken in 2004 as it is not deductible for tax purposes

d)	Reflects income tax (provision) benefit of discontinued operations

e)	The number of shares used to calculate diluted earnings per share as of December 31, 2004, 2003 and 2002 have been adjusted in accordance with SFAS No. 128 when presenting proforma income (loss) using continuing operations

f)	Reflects a reclassification of $191 million for the expected payment of taxes related to the Papers sale

g)	To record $2.219 billion in cash received in consideration for the sale of the Papers business; offset by a reduction in cash of $161 million to retire certain bonds associated with the Paper business, consisting of $145 million in principal and $16 million in premium and the payment of transaction costs related to the sale in the amount of $25 million

h)	To eliminate accounts receivable, inventory and other current assets for the Paper business

i)	To record the effect of a pension settlement loss related to the sale of the Paper business

j)	To record a $100 million promissory note with a fair value of $75 million received from the buyer upon the close of the sale

k)	To eliminate property, plant and equipment with a net book value of $1.852 billion and other non-current assets of $71 million for the Paper business

l)	To eliminate $115 million of accounts payable and $132 million of accrued expenses associated with the Paper business

m)	To record the effect of a post-retirement medical liability curtailment gain associated with the sale of the Paper business

n)	Reflects income tax effect of all pro forma adjustments related to the sale of the Paper business

o)	To retire $145 million of bonds associated with the Paper business

p)	Reflects the after-tax impact on retained earnings of the adjustments discussed in Notes g through o